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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

PRIMA ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRIMA ENERGY CORPORATION

1099 18th Street, Suite 400
Denver, Colorado 80202
(303) 297-2100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 20, 2004

     Notice is hereby given that the Annual Meeting of Stockholders of Prima Energy Corporation, a Delaware corporation, will be convened at 3:00 p.m., Mountain Daylight Time, on Thursday, May 20, 2004, in the Grand Ballroom, The Oxford Hotel, 1600 17th Street, Denver, Colorado, 80202 for the following purposes:

1.	To elect two (2) directors, as the Class I directors, for the term expiring in 2007 or until their respective successors shall be elected and qualified;

2.	To approve an amendment to Prima’s Non-Employee Directors’ Stock Option Plan increasing the number of shares available for issuance under the Plan from 225,000 to 400,000;

3.	To consider and vote upon a proposal to ratify the selection of Deloitte & Touche LLP to serve as independent auditors of Prima Energy Corporation, for fiscal 2004; and

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on April 12, 2004 are entitled to notice of and to vote at the meeting.

     Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be present at the meeting, you are requested to sign and return the enclosed proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope. Your vote is important.

By Order of the Board of Directors

SANDRA J. IRLANDO
Secretary

Denver, Colorado
April 16, 2004

GENERAL
QUORUM AND VOTING
BOARD AND COMMITTEE MEETINGS
PROPOSAL TO AMEND THE NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN (Proposal 2 on Proxy Card)
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
FEES PAID TO AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16 REPORTING
PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS (Proposal 3 on Proxy Card)
OTHER BUSINESS
STOCKHOLDER — DIRECTOR COMMUNICATION
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING SCHEDULED TO BE HELD IN MAY, 2005
ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

PROXY STATEMENT

PRIMA ENERGY CORPORATION
1099 18th Street, Suite 400
Denver, Colorado 80202
(303) 297-2100

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 20, 2004

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Prima Energy Corporation (hereinafter the “Company” or “Prima”), Suite 400, 1099 18th Street, Denver, Colorado 80202. The Proxy Statement is to be used at the Annual Meeting of Stockholders (the “Meeting”) to be held in the Grand Ballroom, The Oxford Hotel, 1600 17th Street, Denver, Colorado, on Thursday, May 20, 2004, at 3:00 p.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed Proxy Card were sent to stockholders on or about April 16, 2004.

     The Company will pay for all expenses for soliciting Proxies, including clerical work, printing and postage. The Company will reimburse brokers and other persons holding stock in their names, or in the name of nominees, for their expenses in sending Proxy materials to principals and obtaining their Proxies. In addition to solicitations by mail, employees and directors of the Company may solicit Proxies personally or by telephone, facsimile or other form of wire or electronic communication. Such persons will receive no additional compensation for such services.

     Shares represented by a properly executed Proxy will be voted at the Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the stockholder’s shares will be voted as recommended by the Board of Directors. A Proxy may be revoked at any time by a stockholder before it is exercised by one of two methods. The stockholder may give written notice to the Secretary of the Company by signing and delivering a Proxy that is dated later. Or if the stockholder attends the Meeting in person, he may either give notice of revocation to the inspectors of election at the Meeting or may vote at the Meeting.

QUORUM AND VOTING

     Only stockholders of record at the close of business on April 12, 2004 will be entitled to vote at the Meeting. On that date, there were issued and outstanding 12,964,142 shares of the Company’s $0.015 par value common stock (“Common Stock”), entitled to one vote per share. In the election of directors, cumulative voting is not allowed. There are no outstanding shares of preferred stock.

     The only matters that management intends to present at the Meeting are: (a) the election of two directors as Class I directors for the term expiring in 2007; (b) approval of an amendment to the Company’s Non-Employee Directors’ Stock Option Plan to increase the number of shares available for issuance under the plan; and (c) the ratification of the selection of Deloitte & Touche LLP to serve as independent auditors of Prima for fiscal 2004. If any other matter or business is properly presented at the Meeting, the proxy holders will vote upon it in accordance with their best judgment.

A majority of the outstanding Common Stock present in person or by Proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting. Under Delaware law and the Company’s Certificate of

Incorporation, if a quorum is present at the Meeting, the two nominees for election as Class I directors who receive the greatest number of votes cast at the Meeting by the shares present in person or by Proxy and entitled to vote shall be elected as the Class I directors. The affirmative vote by the holders of a majority of the shares of Common Stock present in person or by Proxy at the Meeting and entitled to vote is required to approve the amendment to the Non-Employee Directors’ Stock Option Plan and to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2004. In the election of the Class I directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting on Proposal 2 or Proposal 3 on the Proxy Card or on any other matter presented at the Meeting will have the practical effect of voting against any such matter since it is one less vote for approval. Broker nonvotes on any such matter will not be considered “shares present” for voting purposes. At the 2002 and 2003 Annual Meeting of Stockholders, approximately 87% and 88% respectively of the then-outstanding shares of the Company’s Common Stock were present in person or by Proxy.

Beneficial Ownership of Prima’s Common Stock

     The following table sets forth, as of March 19, 2004, the beneficial ownership of Prima’s Common Stock (i) by each person or group of persons known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) the nominees as Class I director and each of the directors of Prima, (iii) the executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation” below, and (iv) the nominees and all directors and executive officers as a group.

	Amount and Nature
	Of Beneficial		Percent
Name of Beneficial Owner	Ownership (1)(2)		of Class
Richard H. Lewis 1099 18th Street, Suite 400, Denver, CO 80202	1,857,291	(3)	13.8
Robert G. James 80 Ludlow Drive, Chappaqua, NY 10514	1,399,076	(4)	10.8
Artisan Partners Limited Partnership 875 E. Wisconsin Ave., Suite 800, Milwaukee, WI 53202	866,707	(5)	6.7
Advisory Research. Inc. 180 N. Stetson Street, Suite 5780, Chicago, IL 60601	739,260	(6)	5.7
James R. Cummings	19,275	(7)	*
Douglas J. Guion	10,537	(8)	*
Catherine J. Paglia	29,245	(9)	*
George L. Seward	340,483	(10)	2.6
Neil L. Stenbuck	58,164	(11)	*
Michael R. Kennedy	17,337	(12)	*
Michael J. McGuire	11,191	(13)	*
John H. Carpenter	10,797	(14)	*
All executive officers and directors as a group (11 persons including those named above)	2,384,320	(15)	17.5

* Indicates less than 1%.

(1)	Except as stated in the following notes, each person has sole voting and investment powers associated with shares stated as beneficially owned by him.

(2)	Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but not deemed outstanding for computing the percentage ownership of any other person.

(3)	Includes 465,250 shares purchasable under stock options granted pursuant to Prima Energy Corporation Stock Incentive Plans (the “Employee Plans”), 23,296 shares allocated to Mr. Lewis’ account in the Employee Stock Ownership Trust (“ESOT”) as a participant in the Employee Stock Ownership Plan (“ESOP”), 12,700 shares owned by a family foundation, 180,565 shares owned by a family limited partnership and 117,692 shares owned by the wife and children of Mr. Lewis. Mr. Lewis disclaims beneficial interest of the shares owned by his wife and children and the family foundation.

(4)	The number of shares and nature of beneficial ownership is based on information contained in Schedule 13D and Form 4 filed with the Securities and Exchange Commission. Includes 59,608 shares held by a family foundation. Mr. James disclaims beneficial interest of the shares held in the foundation.

(5)	The number of shares and nature of beneficial ownership is based on information contained in Schedule 13G/A filed with the Securities and Exchange Commission.

(6)	The number of shares and nature of beneficial ownership is based on information contained in Schedule 13G filed with the Securities and Exchange Commission.

(7)	Includes 16,875 shares purchasable under stock options granted pursuant to the Prima Energy Corporation Non-Employee Directors Stock Option Plan (“the Directors Plan”) and 400 shares owned by the daughter of Mr. Cummings. Mr. Cummings disclaims beneficial ownership of the shares owned by his daughter.

(8)	Includes 4,500 shares purchasable under stock options granted pursuant to the Directors Plan.

(9)	Includes 24,750 shares purchasable under stock options granted pursuant to the Directors Plan.

(10)	Includes 33,750 shares purchasable under stock options granted pursuant to the Directors Plan and 540 shares owned by the wife of Mr. Seward. Mr. Seward disclaims beneficial ownership of the shares owned by his wife.

(11)	Consists of 57,200 shares purchasable under stock options granted pursuant to the Employee Plans, and 964 shares allocated to Mr. Stenbuck’s account in the ESOT as a participant in the ESOP.

(12)	Includes 13,600 shares purchasable under stock options granted pursuant to the Employee Plans, and 2,512 shares allocated to Mr. Kennedy’s account in the ESOT as a participant in the ESOP.

(13)	Consists of 8,400 shares purchasable under stock options granted pursuant to the Employee Plans, and 2,791 shares allocated to Mr. McGuire’s account in the ESOT as a participant in the ESOP.

(14)	Consists of 2,900 shares purchasable under stock options granted pursuant to the Employee Plans, and 7,897 shares allocated to Mr. Carpenter’s account in the ESOT as a participant in the ESOP.

(15)	Includes 557,850 shares purchasable under stock options granted pursuant to the Employee Plans, 79,875 shares purchasable under stock options granted pursuant to the Directors Plan and 56,960 shares allocated to the ESOT accounts of individuals who are employee directors or officers of Prima.

ELECTION OF CLASS I DIRECTORS
(Proposal 1 on Proxy Card)

     The Company’s Certificate of Incorporation and Bylaws provide that the number of members of the Board of Directors shall be fixed by resolution of the Board. The size of the Board is currently set at six. The Company’s Certificate of Incorporation also provides for the classification of the Board of Directors into three classes, as nearly equal in number as possible. All such classes will serve for three years with one class being elected each year. Currently the number of directors in each of the three classes is two. The term of the Class I directors expires at this Meeting, the Class II directors at the 2005 Annual Meeting of Stockholders and the Class III directors at the 2006 Annual Meeting of Stockholders. The Board of Directors intends to submit two nominees (James R. Cummings and George L. Seward) at the Meeting as the Class I directors.

     The Board of Directors recommends that the Board for the coming year consist of a total of six (6) members. Unless authority is withheld, it is intended that the shares represented by your Proxy will be voted for the election of the nominees (James R. Cummings and George L. Seward) as the Class I directors. If these nominees are unable to serve for any reason, your Proxy will be voted for such persons as shall be designated by the Board of Directors to replace such nominees. The Board of Directors has no reason to expect that the nominees will be unable to serve.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR CLASS I DIRECTORS, JAMES R. CUMMINGS AND GEORGE L. SEWARD.

     Certain information concerning such nominees, as well as the other current directors, is set forth below:

		Positions with	Period of Service as	Class of
Name	Age	the Company	Director or Officer	Director
Richard H. Lewis	54	Chairman of the Board, Chief	April 1980 to present	III (3)
		Executive Officer, President
Neil L Stenbuck	50	Executive Vice President, Chief	May 2001 to present	II (2)
		Financial Officer and Director
James R. Cummings	69	Director	August 2000 to present	I (1)
Douglas J. Guion	55	Director	October 1988 to present	II (2)
Catherine J. Paglia	51	Director	May 2000 to present	III (3)
George L. Seward	53	Director	April 1980 to present	I (1)

(1)	Current term expires in 2004
(2)	Current term expires in 2005
(3)	Current term expires in 2006

     The following includes additional information concerning the Company’s directors, including their business experience:

     Mr. Lewis founded Prima in April 1980 and has served as its Chairman of the Board and Chief Executive Officer since that time. Mr. Lewis is the immediate past president of the Colorado Oil & Gas Association, a non-profit trade organization, and continues as a board member. He serves on the Advisory Council to the Leeds School of Business at the University of Colorado, the Board of Trustees of the Metro Denver YMCA and the Board of Directors of Partnership for the West. Mr. Lewis served as the natural gas producer appointed representative on a select panel that studied and reported to the Colorado legislature on electric restructuring in Colorado. Mr. Lewis is the Chairman of the Board of Entre Pure Industries, Inc., a privately held company involved in the purified water and ice business. In 2000, Mr. Lewis was inducted into the Ernst & Young Entrepreneur of the Year Hall of Fame. He graduated from the University of Colorado with a B.S. degree in Finance and Accounting.

     Mr. Stenbuck has been a Director of Prima since May 2001 and has served as Executive Vice President and Chief Financial Officer of the Company since July 2001. He was previously with Basin Exploration, Inc., where he served as Vice President — Finance, Chief Financial Officer, Treasurer and a director from 1995 to 2001. Prior to joining Basin, Mr. Stenbuck was with United Meridian Corporation where he served as Vice President — Capital via the 1994 merger between UMC and General Atlantic Resources, Inc., where he held the same position beginning in 1989. He joined General Atlantic in 1987 as Vice President — Finance and Accounting. Mr. Stenbuck is a Certified Public Accountant. He received a B.S.B.A. degree in Accounting and Finance from the University of Arizona.

     Mr. Cummings has been a Director of Prima since August 2000. He served 20 years as a partner with Deloitte & Touche LLP (“Deloitte”). Mr. Cummings’ career with Deloitte included serving as Partner-in Charge of the Denver tax department, National Industry Director of the U.S. Energy Resources Group and Partner-in-Charge of the National Special Acquisitions Group. Mr. Cummings served many of Deloitte’s national oil and gas and other energy clients on industry, regulatory and tax matters. He also served as engagement partner on several litigation and regulatory engagements. Mr. Cummings has been a frequent speaker and author and has testified before Congressional and Treasury Department hearings involving the oil and gas industry. He has been involved in many professional activities including serving on the Board of the Independent Petroleum Association of America, the Colorado Society of Certified Public Accountants, the Petroleum Accountants Society of Colorado and the Denver Petroleum Club.

     Mr. Guion has been a Director of Prima since October 1988. In 1987, Mr. Guion founded Colorado Energy Minerals, Inc., a privately held oil and gas company owned by him and his family. He co-founded Golden Buckeye Petroleum Corporation in 1980 and served as its Chairman of the Board until that company merged with Prima in 1988. Prior to 1980, Mr. Guion spent 10 years as a co-owner and manager for various geological and geophysical consulting firms and in various other business enterprises, including home building and real estate. Mr. Guion holds a B.S. degree in Geophysical Engineering from the Colorado School of Mines. He is a Registered Professional Engineer, Registered Geophysicist and Certified Petroleum Geologist.

     Ms. Paglia has been a Director of Prima since May 2000. She has been a member of the Board of Directors of Enterprise Asset Management, Inc. since December 1997, and since June 1999 has been working full time managing and overseeing investment opportunities for the privately held investment firm. She has been a director of Strategic Distribution, Inc., a publicly held industrial distribution business, since 1990, and served in various management capacities at the company from January 1989 to April 1997. Ms. Paglia served as Executive Vice President and Chief Financial Officer of Fine Host Corporation, a publicly held contract food service company, from April 1997 to September 1998. Fine Host Corporation filed a Chapter 11 petition for reorganization under federal bankruptcy laws in January 1999. From January 1989 to April 1997, Ms. Paglia served as a Managing Director of Interlaken Capital, Inc., a private investment firm, where she managed investment opportunities. From 1982 through 1988, she was employed by Morgan Stanley & Co. Incorporated, serving as a Managing Director in the corporate finance area during the last two years of her tenure. She has a B.A. from Carleton College in Northfield, MN and an M.B.A. from Harvard University.

     Mr. Seward has been a Director of Prima since April 1980. He served as Corporate Secretary from 1980 until 1988. He has been engaged in the farming and ranching business since his graduation from Colorado State University with a B.A. degree in 1972. Since 1975, Mr. Seward has operated Seward Land and Cattle Company, a privately held company, as its majority stockholder and President.

Other Executive Officers

     The following paragraphs set forth certain information concerning executive officers that are not also directors of the Company:

     Michael R. Kennedy, age 43, joined Prima as Executive Vice President for Corporate Development in July 1998. In May 2001, he became Prima’s Executive Vice President of Engineering and Operations. Prior to joining Prima, Mr. Kennedy was employed by Ensign Oil & Gas, Inc. from January 1995 to July 1998 in various capacities, including Vice President — Asset Development and Corporate Planning. His experience includes serving as General Manager for Martin Exploration, as well as investment banking with San Diego Securities and various engineering capacities with Sun Exploration & Production Company. Mr. Kennedy received a B.S. degree in Petroleum Engineering from Colorado School of Mines, an M.S. degree in Petroleum Engineering from USC, an MBA from Pepperdine University and completed doctoral studies (All But Dissertation) in Applied Mineral Economics from Colorado School of Mines. He is a former member of the Board of Directors of the Colorado Oil & Gas Association and a current member of the Board of Directors of the Independent Petroleum Association of Mountain States and the Denver Petroleum Club.

     Michael J. McGuire, 53, was named Executive Vice President of Exploration in July 1998. He was with Cities Service Oil Company, Exploration and Production Research, from 1973 to 1978 where he worked on exploration projects worldwide. In 1978, he joined Amoco Production Company, where he managed exploration and development projects throughout the Rocky Mountain states and in Africa. From 1986 to 1998 he operated McGuire Geological Consulting, LLC. Mr. McGuire received a B.S. degree in Geology from the University of Nebraska and an M.S. degree in Geology from Oklahoma State University. He has been involved in many professional industry organizations. Mr. McGuire has served as an Associate Editor of the American Association of Petroleum Geologists. He has also served on the Board of Directors for the Potential Gas Committee and has served as Chairman of the Coalbed Methane Committee and Vice President of the Western Region. He is a Certified Petroleum Geologist. Mr. McGuire is currently a member of the Board of Directors for White Crown Federal Credit Union, Denver.

     John H. Carpenter, 48, joined Prima as Vice President of Marketing in April 1994. Mr. Carpenter has over 20 years experience in the oil and gas industry, primarily in the marketing, sales and trading of natural gas. Prior to joining Prima, Mr. Carpenter was a vice president with Barrett Fuels Corporation, a natural gas trading subsidiary of Barrett Resources Corporation, for four years. He also assisted in the initiation of natural gas trading activities for Public Service Company of Colorado in its wholly owned subsidiary, Fuel Resources Development Co., where he worked for eight years and was its manager of marketing. He received his B.A. degree in Journalism and Master of Science in Administration degree, both from the University of Denver.

     Edward L. McLaughlin, 48, joined Prima as Vice-President of Land in September 2003. Mr. McLaughlin has 23 years of experience in the oil and gas industry. Prior to joining Prima, Mr. McLaughlin served as Vice-President of Land and Business Development for Ensign Oil & Gas, Inc., Director of Business Development for EnCana Oil & Gas (USA) Inc. and Vice-President of Land for Ocean Energy, Inc. Mr. McLaughlin received a B.S. in Business from the University of Denver and an MBA from the University of Colorado. Mr. McLaughlin is a Certified Professional Landman and an active member of the American Association of Professional Landmen, where he chaired its 2003 National Convention. He is also a member of the Denver Association of Professional Landmen and was President from 1999-2000. Mr. McLaughlin currently serves on the Board of Directors of the Southwest Denver YMCA.

     Sandra J. Irlando, 52, joined Prima in 1988 as its Controller. She became Prima’s Vice President of Accounting in June of 1993 and Corporate Secretary in June of 1994. She joined Golden Buckeye Petroleum Corporation in 1985 as Tax Manager and served as that company’s Controller from 1987 until the merger with Prima in 1988. Prior to joining Golden Buckeye, Ms. Irlando worked as a certified public accountant. She received a B.S.B.A. degree in Accounting from the University of Denver.

     All officers of the Company are employed on a full time basis. There are no other arrangements or understandings between any of the directors or officers and any other person pursuant to which he or she was or is to be selected as a director, nominee or officer.

     No family relationship exists between the nominees for Class I director or any of the directors and executive officers of the Company. Ms. Paglia is the daughter of Mr. Robert James, who is a greater than 10% stockholder of Prima. Neither the nominees for Class I director nor any of the directors is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act, with the exception of Ms. Paglia, who is a director of Strategic Distribution, Inc.

     Prima has adopted a Code of Ethics for its senior financial officers. A copy of the Code of Ethics has been filed as Exhibit 14.1 to Prima’s Annual Report on Form 10-K for the year ended December 31, 2003.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held six formal meetings during the year ended December 31, 2003. The Board has a standing Audit Committee, Compensation Committee and Nominating Committee. All directors attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and the meetings of the Committees of which each respective director is a member, for the period during which they were members. In addition to those meetings, certain business was conducted by unanimous written consent of the Board of Directors. The Company’s officers have made a practice of keeping directors informed of corporate activities by personal meetings and telephone discussions and, as noted, directors ratify or authorize certain actions of the Company through unanimous written consents.

Audit Committee

     The Audit Committee consists of Ms. Paglia, Mr. Cummings and Mr. Seward. All members of the Audit Committee are independent as defined by the rules of the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers (“Nasdaq”). The Board of Directors has determined that Mr. Cummings qualifies as an “Audit Committee Financial Expert,” as the term is defined by the SEC. See the table under the section captioned “Election of Class I Directors” above for a biography of Mr. Cummings. In fiscal 2000, the Board of Directors adopted a written charter for the Audit Committee. The Board of Directors amended the Audit Committee charter in February 2004 and the amended Audit Committee charter is attached as Appendix A hereto.

     The Audit Committee is responsible for overseeing Prima’s financial reporting process on behalf of the Board. Management of Prima has the primary responsibility for Prima’s financial reporting process, principles and internal controls as well as oversight of the preparation of its financial statements. The Audit Committee reviews accounting policies and reports, appoints Prima’s independent public accountants and meets with such accountants to discuss audit results and issues related to audit services. The Company’s independent auditors are responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. During fiscal 2003 the Audit Committee held four meetings and met with the Company’s independent auditors, Deloitte & Touche LLP, on two occasions outside the presence of the Company’s management and staff to discuss the Company’s accounting procedures and policies.

Compensation Committee

     The Compensation Committee of the Board of Directors consists of Mr. Cummings, Mr. Seward and Ms. Paglia. The Committee is responsible for establishing policies concerning compensation and employee benefits for all employees of the Company. The committee reviews and makes recommendations concerning the Company’s compensation policies and the implementation of those policies and determines compensation and benefits for executive officers. During fiscal 2003, the Compensation Committee met formally five times.

Nominating Committee

     The Nominating Committee was created in April, 2004. The Nominating Committee provides assistance to the Board of Directors in fulfilling its responsibility to the stockholders, potential stockholders and investment community by reviewing and making recommendations to the Board regarding the Board’s composition and structure, establishing criteria for Board membership and evaluating corporate policies relating to the recruitment, selection, tenure and qualifications of Board members. The Nominating Committee acts pursuant to a written charter, a copy of which is attached to this Proxy Statement as Appendix B. The members of the Nominating Committee for fiscal year 2004 are Mr. Cummings and Ms. Paglia, each of whom is independent within the meaning of the rules of Nasdaq.

     In identifying candidates for membership on the Board of Directors, the Nominating Committee takes into account all factors it considers appropriate, which may include ensuring that the Board of Directors, as a whole, consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise, local and community ties and minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Nominating Committee also may consider the extent to which the candidate would fill a particular need of the Board.

     The Nominating Committee reviews the qualifications of, among others, those persons recommended for nomination to the Board of Directors by stockholders. A stockholder suggesting a nominee to the Board should send the nominee’s name, biographical material, beneficial ownership of the Company’s stock and other relevant information in writing to the Secretary of the Company in a timely manner as set forth in the Company’s Bylaws, accompanied by a consent of such nominee to serve as a director if elected.

     Nominees must be willing to devote the time required to serve effectively as a director and as a member of one or more Board committees. In order to submit a nomination, a stockholder must be a holder of record on the date of such submission and on the record date for determining stockholders entitled to vote at the meeting at which the election will take place. The Nominating Committee met in April 2004 for the purpose of recommending to the Board the nomination of the nominees named in this Proxy Statement as Class I directors.

Director Compensation

     Non-employee directors receive an annual retainer of $10,000, payable in quarterly installments. In addition, non-employee directors receive $1,000 per Board meeting attended. Non-employee directors who serve on the Audit Committee or the Compensation Committee receive an annual retainer of $2,500 per committee, payable in quarterly installments. Directors and members of committees of the Board of Directors who are employees of the Company or its affiliates are not compensated for their Board activities. Directors are reimbursed for travel expenses incurred for attending Board and committee meetings.

The Company has a Non-Employee Directors’ Stock Option Plan. The Plan provides for each non-employee director to receive options to purchase 22,500 shares of Prima Common Stock on the effective date of the Plan, or if later, upon election or appointment to the Board of Directors. On each subsequent anniversary date, each non-employee director receives additional stock options to purchase 5,625 shares of Common Stock. The exercise price is the fair market value on the date of grant. The options expire in ten years if not exercised, and vest 20% per year over five years. For additional information concerning the Plan and a proposal to increase the number of shares available for issuance under the Plan, see Proposal No. 2, below.

PROPOSAL TO AMEND THE NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
(Proposal 2 on Proxy Card)

     At the Meeting, the stockholders of Prima will be asked to vote on a proposal to approve an amendment to the Prima Energy Corporation Non-Employee Directors’ Stock Option Plan (referred to herein as the “Plan”) to increase the number of shares of common stock authorized for issuance under the Plan. The approval of the amendment requires the affirmative vote of the holders of a majority of the shares of Prima’s common stock that are present in person or by proxy and entitled to vote at the Meeting. The amendment to the Plan increases the aggregate number of shares of Common Stock available for issuance under the Plan from 225,000 to 400,000.

     The Plan was initially approved by the stockholders of Prima in May 1999, effective in September 1998.

Reasons for the Amendment to the Plan

     The purpose of the Plan is to attract, retain and provide incentives for high level performance by non-employee directors of the Company. At March 31, 2004 only 30,375 shares of common stock remained available for grant under the Plan. The Board believes that the Plan should be amended to increase the number of shares issuable under the Plan in order to continue to meet the objectives of attracting and retaining highly-qualified non-employee directors and providing appropriate compensation and incentives.

Material Features of the Plan

     The material features of the Plan are as follows:

•	Each non-employee director receives options under the Plan to purchase 22,500 shares of Prima’s common stock. In addition, each non-employee director is granted a stock option to purchase 5,625 shares on the anniversary date of the effective date of the Plan, or, if later, the anniversary date of the election of the director to the Board. The options vest over a five-year period in equal installments, beginning on the first anniversary date and ending on the fifth anniversary of the date of grant.

•	The exercise price of the options is the fair market value of Prima’s common stock on the date of grant.

•	All options granted under the Plan expire, to the extent not exercised, ten years after the date of grant.

•	All options become exercisable in full upon a “change of control” of Prima, as defined in the Plan.

Federal Income Tax Consequences

     Neither Prima nor the optionee will recognize taxable income or deductions for Federal income tax purposes upon the award of a stock option. The exercise of an option results in immediately taxable income to the optionee under the Internal Revenue Code of 1986, as amended, in an amount equal to the difference between the option price and the market price on the date of exercise. This same amount is deductible by Prima as compensation expense.

Additional Information Regarding the Plan

     On March 31, 2004, the closing price of Prima’s common stock on the Nasdaq National Market was $34.54 per share. Except for the receipt of the option exercise price when and if options are exercised, Prima receives no consideration in connection with the options under the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE PLAN.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth annual and long-term compensation received or accrued during each of the Company’s last three fiscal years by the Chief Executive Officer of the Company and by the four other highest compensated executive officers of the Company (referred to as the “named executive officers”) during 2003.

		Annual Compensation		Long-term	All Other
Name and				Compensation	Compensation
Principal Position	Year	Salary	Bonus	Options (#)	(2)
Richard H. Lewis	2003	$400,000	$0	22,500	$10,000
President and Chief	2002	400,000	50,000	25,000	8,500
Executive Officer	2001	400,000	100,000	100,000	8,500
Neil L. Stenbuck (1)	2003	$250,000	$50,000	18,000	$10,000
Executive Vice President &	2002	250,000	25,000	15,000	$8,500
Chief Financial Officer	2001	125,000	25,000	50,000	none
Michael R. Kennedy	2003	$179,667	$50,000	12,000	$10,000
Executive Vice President,	2002	152,333	25,000	7,000	7,600
Engineering and Operations	2001	140,000	12,000	10,000	8,500
Michael J. McGuire	2003	$177,000	$25,000	6,000	$8,850
Executive Vice President	2002	177,000	0	5,000	8,500
of Exploration	2001	177,000	6,000	10,000	8,500
John H. Carpenter	2003	$98,533	$10,000	4,500	$5,274
Vice President of Marketing	2002	97,800	7,500	2,000	5,140
	2001	97,800	5,000	3,000	5,265

(1)	Mr. Stenbuck became an officer and employee of Prima July 2001.

(2)	Amounts consist of allocations during each of the years under Prima’s Employee Stock Ownership Plan (“ESOP”). The ESOP is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and is for the benefit of all eligible employees of the Company. Company contributions are payable at a minimum rate of 5% of eligible salaries (consisting of salary, bonus, and, in the case of certain non-officer employees, overtime) during the ESOP’s fiscal year ending September 30, and are generally made quarterly. Plan participants become fully vested in the ESOP after six years of service to the Company. Mr. Lewis and Mr. Carpenter are both fully vested in the ESOP. Mr. Kennedy and Mr. McGuire were both 80% vested and Mr. Stenbuck was 20% vested as of September 30, 2003.

Option Grants In 2003

     The table below shows information regarding the grant of non-qualified stock options made to the named executive officers under the Prima Energy Corporation 2001 Stock Incentive Plan (“Stock Incentive Plan”). The amounts shown for the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the options. No gain to the optionee is possible without an increase in stock price above the price on the option grant date, which will benefit all stockholders proportionately. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company’s estimate or projection of the future Common Stock price. There can be no assurance that the potential realizable values shown on this table will be achieved.

	Individual Grants
					Potential Realizable
		Percent of			Values at Assumed
		Total			Annual Rates of Stock
		Options	Exercise		Price Appreciation
	Options	Granted to	Price		For Option Term
	Granted	Employees	Per	Expiration
Name	#	In 2003	Share	Date	5%	10%
Richard H. Lewis	7,500	5.80%	$20.19	5/12/2013	$95,230	$241,332
Richard H. Lewis	7,500	5.80	23.04	8/11/2013	108,673	275,399
Richard H. Lewis	7,500	5.80	27.29	11/5/2013	128,719	326,199
Neil L. Stenbuck	6,000	4.64	20.19	5/12/2013	76,184	193,066
Neil L. Stenbuck	6,000	4.64	23.04	8/11/2013	86,938	220,319
Neil L. Stenbuck	6,000	4.64	27.29	11/5/2013	102,975	260,959
Michael R. Kennedy	4,000	3.09	20.19	5/12/2013	50,790	128,711
Michael R. Kennedy	4,000	3.09	23.04	8/11/2013	57,959	146,879
Michael R. Kennedy	4,000	3.09	27.29	11/5/2013	68,650	173,973
Michael J. McGuire	2,000	1.55	20.19	5/12/2013	25,395	64,355
Michael J. McGuire	2,000	1.55	23.04	8/11/2013	28,979	73,440
Michael J. McGuire	2,000	1.55	27.29	11/5/2013	34,325	86,986
John H. Carpenter	1,500	1.16	20.19	5/12/2013	19,046	48,266
John H. Carpenter	1,500	1.16	23.04	8/11/2013	21,735	55,080
John H. Carpenter	1,500	1.16	27.29	11/5/2013	25,744	65,240

     The options were granted at an exercise price equal to the closing price of the Common Stock on the date of grant and vest at a rate of 20% per year. Upon a Change of Control of the Company, as defined in the Stock Incentive Plan, all options granted under the plan would become exercisable in full. Options granted are non-transferable except by will or the laws of descent and distribution, may be exercised during the grantee’s lifetime only by the grantee and must be exercised no later than ten years from the date of grant. The options expire if not exercised, in most cases, within twelve months of the grantee’s death or total and permanent disability, on the effective date of termination of employment or, with the discretion of the Compensation Committee, within three months after normal or early retirement, and are subject to certain other conditions.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

     The following table sets forth information concerning each exercise of stock options during the year ended December 31, 2003 by the Company’s Chief Executive Officer and the named executive officers and the fiscal year-end value of unexercised options held by each of them.

					Value of Unexercised
			Number of Unexercised		In-The-Money Options at
	Shares Acquired on	Value Realized	Options at Year End (#)		Year End ($)(2)
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard H. Lewis	155,000	$3,176,375	438,750	102,500	$11,719,613	$552,400
Neil L. Stenbuck	0	0	36,333	46,667	189,340	396,620
Michael R. Kennedy	35,375	737,776	9,400	23,600	126,332	200,468
Michael J. McGuire	15,750	226,564	5,000	16,000	16,420	116,500
John H. Carpenter	3,000	55,740	1,600	7,900	5,804	69,926

(1)	Value realized equals the fair market value of the Common Stock on the date exercised less the exercise price, times the number of shares exercised. Fair market value is determined by the average of the high and low sales price for the date exercised.

(2)	For all unexercised options held as of December 31, 2003, the aggregate dollar value of the excess of the market value of the stock underlying the options over the exercise price of those options. On December 31, 2003, the closing sale price of the Common Stock was $35.16 per share.

Equity Compensation Plans

The Company has three equity compensation plans, each of which was adopted with the approval of security holders. The following table provides certain information concerning Prima common stock authorized for issuance under the Company’s three employee or director equity compensation plans as of December 31, 2003:

(c)
(a)	(b)	Number of Securities
Number of Securities to be	Weighted-Average Exercise	Remaining Available for Future
Issued Upon Exercise of	Price of Outstanding	Issuance Under Equity
Outstanding Options	Options (1)	Compensation Plans (2)(3)(4)
979,075	$17.51	1,070,125

(1)	In dollars per share

(2)	Excludes securities reflected in column (a)

(3)	See “Proposal to Amend the Non-Employee Directors’ Stock Option Plan” for information concerning a proposal to increase the number of shares available for issuance under the Plan from 225,000 to 400,000.

(4)	For additional information concerning the Company’s equity compensation plans, see Note 9 of the Company’s audited financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2003.

PERFORMANCE GRAPH

     The following graph shows the changes over the past five year period in the value of $100 invested in: (1) Prima Energy Corporation Common Stock; (2) the NASDAQ Market Index; and (3) a peer group consisting of all the publicly-held companies within SIC code 1311, Crude Petroleum and Natural Gas, consisting of approximately 135 companies. The year-end values of each investment are based on share price appreciation and assume that $100 was invested December 31, 1998 and that all dividends are reinvested. Calculations exclude trading commissions and taxes. The comparison of past performance in the graph is required by the SEC and is not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

	As of December 31,
	1998	1999	2000	2001	2002	2003
Prima Energy Corporation	$100.00	$189.65	$620.06	$385.32	$396.13	$622.90
Peer Group Index	100.00	122.15	155.17	142.38	151.79	243.79
NASDAQ Market Index	100.00	176.37	110.86	88.37	61.64	92.68

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Cummings, Mr. Seward and Ms. Paglia are the members of the Compensation Committee, with Mr. Seward serving as chairperson. Mr. Guion was the chairperson until his resignation from the committee in August 2003. None of the committee members were officers or employees of the Company during 2003. No executive officer of the Company serves or served on the compensation committee of another entity during 2003 and no executive officer of the Company serves or served as a director of another entity which has or had an executive officer serving on the Board of Directors of the Company.

COMPENSATION COMMITTEE REPORT

     Under rules established by the SEC, the Company is required to provide certain information regarding the compensation of its Chief Executive Officer and other executive officers whose salary and bonus exceed $100,000 per year. Disclosure requirements include a report explaining the rationale and considerations that lead to fundamental executive compensation decisions. The following report has been prepared to fulfill this requirement.

     The Compensation Committee (“Committee”) of the Board of Directors sets and administers the policies that govern the annual compensation and long-term compensation of executive officers of the Company. The Committee makes all decisions concerning compensation of executive officers that receive salary and bonus in excess of $100,000 annually, determine the total amount of bonuses to be paid annually and grant all awards of stock options under the Company’s employee stock incentive plan. The Committee’s policy is to offer executive officers competitive compensation packages that will permit the Company to attract and retain highly qualified individuals and to motivate and reward such individuals on the basis of the Company’s performance.

     At present, the executive compensation package consists of base salary, cash bonus awards and long-term incentive opportunities in the form of stock options and participation in an employee stock ownership plan (“ESOP”). Executive officers participate in the ESOP on the same basis as all Company employees. The Company does not provide any deferred compensation plan, nor does it provide a pension plan, 401(k) plan or other retirement benefits other than the ESOP.

     Executive salaries are reviewed by the Committee on an annual basis and are set for individual executive officers based on subjective evaluations of each individual’s performance, the Company’s performance and a comparison to salary ranges for executives of other companies in the oil and gas industry with characteristics similar to those of the Company. This allows the Committee to set salaries in a manner that is both competitive and reasonable within the Company’s industry.

     Cash bonuses may be awarded on an annual basis based upon evaluations of effort and performance. The use of a specific formula to evaluate management performance is not employed because it is difficult to define an appropriate formula and it restricts the flexibility of the Committee. The Committee considers the achievements of the Company, specifically including, but not limited to, earnings for the year, return on stockholders’ equity and growth in proved oil and natural gas reserves, in determining appropriate levels for bonus awards. Following a review of the Company’s performance after the close of the 2003 fiscal year, in March of 2004 the Committee determined that cash bonuses should be awarded, set a total dollar limit for the bonus pool and determined cash bonuses for the Company’s Chief Executive Officer and the other named executive officers, based upon their respective contributions to the Company’s performance during the year, as assessed by the Committee.

     Stock options may be granted to key employees, including executive officers of the Company. Such stock based awards continue to be an important element of the executive compensation package because they aid in the objective of aligning the key employees’ interests with those of the stockholders by giving key employees a direct stake in the performance of the Company. Decisions concerning the granting of stock options are made based upon the individual performance of the executive, his or her level of responsibility, base salary and the number of options already granted to the executive. Options for 130,750 shares were granted to all employees in 2003.

     The compensation of Richard H. Lewis, Chief Executive Officer, consists of the same components as for other executive officers of the Company, and is largely dependent upon the overall performance of the Company and a comparison to compensation being paid by comparable peer companies to their chief executive officers. For the year ended December 31, 2003, the base salary of Mr. Lewis was $400,000, the same as in 2002. No cash bonus award was paid in March 2004, compared to $50,000 paid in March 2003. Mr. Lewis was granted options to acquire 22,500 shares of Common Stock during 2003 compared to options to acquire 25,000 shares in 2002. The amount of the bonus awarded for 2003 and options granted in 2003 took into account a number of considerations concerning the Company’s performance.

Compensation Committee of the Board of Directors
George L. Seward, Chairperson
James R. Cummings
Catherine J. Paglia

AUDIT COMMITTEE REPORT

     The Audit Committee is comprised of three non-employee directors. The Board of Directors has made a determination that the members of the Audit Committee satisfy the requirements of the Nasdaq National Market as to independence, financial literacy and experience. The Audit Committee operates under a written charter approved by the full Board. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

Review of Audited Financial Statements with Management. The Audit Committee has reviewed and discussed the audited financial statements with the management of the Company.

Review of Financial Statements and Other Matters with Independent Accountants. The Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP (“Deloitte”), the Company’s independent accountants, required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Deloitte the independent accountants’ independence.

Review of Reserve Report with Independent Reservoir Engineers. The Audit Committee interviewed the independent reservoir engineers as to their qualifications and independence, the methodology and scope of the work that they performed, and their assessments regarding the Company’s oil and gas reserves.

Recommendation to Include Financial Statements in Annual Report. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors
Catherine J. Paglia, Chairperson
James R. Cummings
George L. Seward

FEES PAID TO AUDITORS

     Fees for all services provided by Deloitte & Touche LLP for fiscal 2003 and 2002 were as follows:

Audit Fees. The aggregate fees billed for each of the last two fiscal years by Deloitte for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were approximately, with respect to the fiscal year ending December 31, 2002, $88,000; and with respect to the fiscal year ending December 31, 2003, $90,500.

Audit — Related Fees. The aggregate fees for each of the last two fiscal years billed by Deloitte for services, that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under “Audit Fees” above, are approximately, with respect to the fiscal year ending December 31, 2002, $15,000 for services related to the audit of employee benefit plans; and with respect to the fiscal year ending December 31, 2003, $15,000, for services related to the audit of employee benefit plans.

Tax Fees. No fees were billed in either of the last two fiscal years by Deloitte for products or services related to the preparation of corporate income tax returns. Fees totaling $4,000 were billed for services provided related to state tax issues in 2003.

All Other Fees. No other fees were billed in either of the last two fiscal years for products and services provided by Deloitte, other than the services disclosed above.

     The Audit Committee pre-approved all non audit services. The Audit Committee has considered whether the provisions of these services is compatible with the maintenance of the independence of Deloitte and has determined that providing these services has not undermined their independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     One of the Company’s directors and one officer has participated, individually or through controlled entities, in oil and gas properties in which Prima has an interest. These working interest participations have been in prospects or properties originated or acquired by the Company. In some cases, the interests sold to affiliated and non-affiliated participants were sold on a promoted basis requiring these participants to pay a disproportionate share of well costs. All participations by directors and officers have been on terms no less favorable to the Company than believed to be obtainable from non-affiliated participants. Such joint participations may occur again from time to time in the future. All participations by officers or directors have been and will continue to be approved by the disinterested members of the Company’s Board of Directors.

     At any point in time, there may be receivables or payables with officers and directors that arise in the ordinary course of business, as a result of participations in jointly held oil and gas properties. Amounts due to or from officers and directors resulting from billings of joint interest costs or receipts of production revenues on these properties are handled on terms pursuant to standard industry joint operating agreements which are no more or less favorable than similar transactions with unrelated parties. Mr. Guion, through Colorado Energy Minerals, Inc., was billed for costs totaling $325,080 in 2003. The maximum amount owed at any one time was $74,787, and the amount owing at March 31, 2004 was $7,323.

SECTION 16 REPORTING

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. SEC regulations require that officers, directors, and greater than 10% stockholders furnish the Company with copies of all Section 16(a) filings.

     Based solely on its review of copies of such forms received by the Company or written representations that no Form 5’s were required for those persons, the Company believes that, during the year ended December 31, 2003, its officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements except as follows: Mr. Richard H. Lewis, Mr. Neil L. Stenbuck, Mr. Michael R. Kennedy, Mr. Michael J. McGuire, Mr. John H. Carpenter and Ms. Sandra J. Irlando were granted options to acquire Prima stock in November 2003. The Form 4’s were due November 10, 2003 and filed April 8, 2004.

PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS
(Proposal 3 on Proxy Card)

     The independent certified public accounting firm of Deloitte & Touche LLP has been engaged by the Company to audit the accounts and financial statements of the Company annually since the Company’s inception in 1980 through December 31, 2003.

     Although Delaware corporate law or the Company’s Certificate of Incorporation or Bylaws does not require ratification by stockholders of the appointment of Deloitte, management feels a decision of this nature should be made with the consideration of the Company’s stockholders. If stockholder approval is not received, management will reconsider the appointment.

     It is expected that a representative of Deloitte will be present at the Meeting and will be given the opportunity to make a statement if he or she so desires. It is also expected that the representative will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004.

OTHER BUSINESS

     The Board of Directors of the Company is not aware of any other matters that are to be presented at the Meeting, and it has not been advised that any other person will present any other matters for consideration at the Meeting. Nevertheless, if other matters should properly come before the Meeting, the stockholders present, or the person, if any, authorized by a valid Proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

STOCKHOLDER — DIRECTOR COMMUNICATION

     Stockholders may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Sandra J. Irlando, Corporate Secretary” at:

Prima Energy Corporation
1099 18th Street, Suite 400
Denver, CO 80202

     All communications received as described above will be opened by the office of our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors, or a message that would be better addressed by one of our other staff members. Any inquiries that relate to advertising, promoting a product or service, or patently offensive material will not be forwarded. Communication regarding daily operations of Prima will be forwarded to the appropriate Company employee. All other communications will be forwarded to the addressee promptly. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

     The Company strongly encourages each director to attend, and expects that each director will attend, the annual Meeting of its stockholders. All directors attended Prima’s 2003 Annual Meeting of Stockholders.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR
ANNUAL MEETING SCHEDULED TO BE HELD IN MAY, 2005

     Any proposal by a stockholder to be presented at the Company’s Annual Meeting of Stockholders scheduled to be held in May 2005, must be received at the offices of the Company, Suite 400, 1099 18th Street, Denver, Colorado 80202, no later than December 11, 2004 in order to be considered for inclusion in the Company’s Proxy Statement and form of Proxy for that meeting.

ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

     You are referred to the Company’s annual report, including consolidated financial statements, for the year ended December 31, 2003, enclosed herewith. The annual report is not incorporated in this Proxy Statement and is not to be considered part of the soliciting material.

By Order of the Board of Directors

SANDRA J. IRLANDO
Secretary

Denver, Colorado
April 16, 2004

APPENDIX A

PRIMA ENERGY CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. PURPOSE

     The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to review and oversee the Company’s accounting and financial reporting processes, internal controls and the audits of the Company’s financial statements.

•	Sole authority to appoint, determine funding for and oversee the Company’s registered public accounting firm (“Auditors”).

•	Review and appraise the audit efforts of the Company’s Auditors.

•	Provide an open avenue of communication among the Company’s Auditors, financial and senior management, and the Board of Directors.

•	Review and approve all related party transactions.

     The Committee has: (a) the authority to conduct any investigation appropriate to fulfilling its responsibilities; (b) direct access to the independent accountants as well as to anyone in the Company; (c) full access to all books, records and facilities of the Company; and (d) the authority to engage and determine funding for independent counsel and other advisor, as it determines necessary to carry out its duties.

II. COMPOSITION

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom must be independent as the term “independent” is defined for purposes of applicable Federal securities laws, the rules of the SEC and the listing standards of the NASD or other applicable listing standards. Each Committee member must meet the financial literacy and experience standards applicable to him or her under applicable law, SEC rules and NASD or other applicable listing standards. At least one Committee member will be designated by the Board of Directors as an “audit committee financial expert”, as that term is defined for purposes of applicable federal securities laws and SEC rules.

     The members of the Committee will be appointed by and serve at the pleasure of the Board. The Board has the sole authority to remove Committee members and to fill vacancies on the Committee. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

     In order to be considered to be independent, no Committee member may:

•	Other than in his or her capacity as a member of the Committee, accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof.

•	Be an affiliated person of the Company or a subsidiary thereof.

III. MEETINGS

     The Committee shall meet at least three times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the Auditors in separate executive sessions to discuss any matters that the Committee or either of these groups believes should be discussed privately. In addition, the Committee or at least its Chair should meet (either in person or telephonically) with the Auditors and management quarterly to review the Company’s financial statements (consistent with IV.3. below).

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the Auditors.

3. Review with financial management and the independent accountants the 10-Q prior to its filing and the related earnings press release prior to its release. The Chair of the Committee may represent the entire Committee for purposes of this review.

Auditors

4. Be solely responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the Auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other auditor, review or attest services for the Company and such Auditors must report directly to the Committee.

5. Take appropriate action to oversee the independence of the Auditors; obtain from the Auditors a formal written statement regarding the Auditor’s independence and actively engage in a dialogue with the Auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the Auditors.

6. Approve in advance all audit services and permissible non-audit services (including the fees and terms thereof) to be performed for the Company by the Auditors as set forth in applicable Federal securities laws, SEC rules and the NASD or other listing standards.

7. Periodically consult with the Auditors out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

8. Review and discuss with the Auditors all significant relationships the accountants have with the Company to determine the Auditor’s independence.

9. Review the performance of the Auditors.

Financial Reporting Processes

10. In consultation with the Auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

11. Consider the Auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

12. Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the Auditors or management.

13. Periodically review the Company’s internal control process and related certifications.

14. Review the Company’s code of ethics for senior financial officers and the code of conduct for directors, officers and employees.

Process Improvement

15. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

16. Following completion of the annual audit, review separately with each of management and the Auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

17. Review any significant disagreement among management and the Auditors in connection with the preparation of the financial statements.

18. Review with the Auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

19. Require that all Committee members be able to read and understand financial statements at the time of their appointment.

Other

20. Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees regarding accounting or auditing matters.

21. Obtain advice and assistance from independent counsel and other advisors as determined necessary by the Committee to carry out its duties.

22. Receive appropriate funding from the Company, as determined by the Committee for payment of compensation to any Auditors engaged for audit purposes, independent counsel and other advisers, and ordinary administrative expenses of the Committee.

23. Review with the Company’s counsel, legal compliance matters including corporate securities trading policies.

24. Meet annually with the Company’s independent reserve engineers and in house personnel to discuss the analysis of the Company’s oil and gas reserves.

25. Review with the Company’s counsel any legal matter that could have a significant impact on the Company’s financial statements.

26. Prepare and submit the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

27. Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, as amended, By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

APPENDIX B

PRIMA ENERGY CORPORATION

NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. PURPOSE

     The Nominating Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the stockholders, potential stockholders and investment community by reviewing and making recommendations to the Board regarding the Board’s composition and structure, establishing criteria for Board membership and evaluating corporate policies relating to the recruitment of Board members.

II. STRUCTURE AND OPERATIONS

Composition and Qualifications

     The Committee shall be composed of at least two members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with the rules of the National Association of Securities Dealers.

Appointment and Removal

     The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

     Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

III. MEETINGS

     The Committee shall meet at least annually, or more frequently as circumstances dictate. The Chairman of the Board of Directors or any member of the Committee may call meetings of the Committee. Any meeting of the Committee may be held telephonically.

     The Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV. RESPONSIBILITIES AND DUTIES

     The following functions shall be the principal responsibilities and duties of the Committee. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter or as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions.

     The Committee, in discharging its oversight role, is empowered to study or investigate any mater of interest or concern that the Committee deems appropriate and shall have the authority to retain and terminate outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

Board Selection, Composition and Evaluation

1. Establish criteria for the selection of new directors to serve on the Board of Directors.

2. Identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the stockholders at an annual or special meeting. In identifying candidates for membership on the Board of directors, the Committee shall take into account all factors it considers appropriate, which may include ensuring that the Board of Directors, as a whole, consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), local or community ties and minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Committee also may consider the extent to which the candidate would fill a present need on the Board of Directors.

     Review and make recommendations to the full Board of Directors, or determine, whether members of the Board of Directors should stand for re-election. Consider matters relating to the retirement of members of the Board of Directors, including term limits or age limits.

3. Evaluate candidates for nomination to the Board of Directors, including those recommended by stockholders. In that regard, the Committee shall adopt procedures for the submission of recommendations by stockholders as it deems appropriate.

4. Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates.

5. Consider questions of independence and possible conflicts of interest of candidates for the Board of Directors, and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all stockholders.

6. Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors.

7. Oversee evaluation of the Board of Directors and management.

Committee Selection Composition

8. Recommend members of the Board of Directors to serve on the committees of the Board of Directors, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of any committee.

9. Recommend members of the Board of Directors to serve as the chairs of the committees of the Board of Directors.

10. Establish, monitor and recommend the purpose, structure and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board of Directors and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any committee of the Board of Directors.

V. ANNUAL PERFORMANCE EVALUATION

     The Committee shall review and evaluate, at least annually, the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

PROXY Prima Energy Corporation 1099 18th Street, Suite 400 Denver, Colorado 80202	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Richard H. Lewis, Sandra J. Irlando and John H. Carpenter as Proxies, or any one of them, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of Prima Energy Corporation held of record by the undersigned on April 12, 2004, at the Annual Meeting of Stockholders to be held on May 20, 2004, or any adjournment thereof, hereby ratifying and confirming all that said Proxies may do or cause to be done by virtue thereof.

1. ELECTION OF CLASS I DIRECTORS:

☐ FOR James R. Cummings, nominee as Class I Director.	☐ WITHHOLD AUTHORITY to vote for James R. Cummings, nominee as Class I Director.
☐ FOR George L. Seward, nominee as Class I Director.	☐ WITHHOLD AUTHORITY to vote for George L. Seward, nominee as Class I Director.

2.	PROPOSAL TO AMEND THE PRIMA ENERGY CORPORATION NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN FROM 225,000 TO 400,000.

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

3.	PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF PRIMA ENERGY CORPORATION FOR FISCAL 2004.

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DATED	, 2004

Signature

Signature, if held jointly